Exhibit 99.1

Fabrus, Inc.

(A Development Stage Company)

1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Fabrus, Inc.

La Jolla, California

We have audited the accompanying balance sheets of Fabrus, Inc. as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended and for the period from July 13, 2007 (Inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fabrus, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended and for the period from July 13, 2007 (Inception) through December 31, 2013, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring losses, is dependent on future financing to fund its planned expenditures and has incurred losses from inception of approximately $9,200,000 as of December 31, 2013. These conditions, among others, raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Mayer Hoffman McCann P.C.

San Diego, CA

March 28, 2014

2

Fabrus, Inc.
(A Development Stage Company)

Balance Sheets

December 31,	2013	2012
Assets
Current Assets
Cash and cash equivalents	$85,326	$32,779
Accounts receivable	23,458	-
Prepaid expenses and other current assets	5,403	6,786
Total current assets	114,187	39,565
Fixed Assets - Net	177,411	307,515
Other Assets	-	14,596
	$291,598	$361,676
Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	$262,606	$114,976
Accrued payroll expenses	81,962	80,470
Accrued expenses	66,600	16,600
Convertible promissory notes	2,056,424	615,515
Total current liabilities	2,467,592	827,561
Commitments and Contingencies (Note 6)
Stockholders’ Deficit
Common Stock, $0.001 par value; 15,000,000 shares authorized;
9,000,000 shares issued and outstanding at
at December 31, 2013 and 2012	9,000	9,000
Additional paid-in capital	1,316,097	1,008,556
Deficit accumulated during the development stage	(3,501,091)	(1,483,441)
Total stockholders’ deficit	(2,175,994)	(465,885)
	$291,598	$361,676

             The accompanying notes are an integral part of these financial statements.

3

Fabrus, Inc.
(A Development Stage Company)

Statements of Operations

	Year Ended December 31, 2013	Year Ended December 31, 2012	Period from July 13, 2007 (Inception) through December 31, 2013
Revenue
Collaboration and research service agreements	$46,916	$-	$621,916
U.S. Treasury grant	-	-	244,479
Expenses
Research and development	1,652,713	1,216,765	8,841,379
General and administrative	323,994	247,988	1,155,026
Loss from Operations	(1,929,791)	(1,464,753)	(9,130,010)
Other Income/(Expense)
Interest income	-	-	10,468
Interest expense	(87,059)	(15,737)	(107,462)
Total Other Expense, net	(87,059)	(15,737)	(96,994)
Loss Before Income Taxes	(2,016,850)	(1,480,490)	(9,227,004)
Income tax provision	800	2,951	8,342
Net Loss	$(2,017,650)	$(1,483,441)	$(9,235,346)

The accompanying notes are an integral part of these financial statements.

4

Fabrus, Inc.
(A Development Stage Company)

Statements of Stockholders' Deficit

					Deficit
					Accumulated
			Additional		During the
	Common Stock		Paid-in	Members	Development
	Shares	Amount	Capital	Capital	Stage	Total
Balance at July 13, 2007 (Inception)	-	$-	$-	$-	$-	$-
Capital contributions	-	-	-	1,049,340	-	1,049,340
Net loss	-	-	-	(416,715)	-	(416,715)
Balance at December 31, 2007	-	$-	$-	$632,625	$-	$632,625
Capital contributions	-	-	-	2,879,958	-	2,879,958
Net loss	-	-	-	(1,836,852)	-	(1,836,852)
Balance at December 31, 2008	-	$-	$-	$1,675,731	$-	$1,675,731
Capital contributions	-	-	-	249,513	-	249,513
Net loss	-	-	-	(1,458,794)	-	(1,458,794)
Balance at December 31, 2009	-	$-	$-	$466,450	$-	$466,450
Capital contributions	-	-	-	2,000,000	-	2,000,000
Conversion of notes payable	-	-	-	573,000	-	573,000
Net loss	-	-	-	(602,076)	-	(602,076)
Balance at December 31, 2010	-	$-	$-	$2,437,374	$-	$2,437,374
Issuance of common stock upon conversion of a LLC to a corporation	9,000,000	9,000	1,008,556	(1,017,556)	-	-
Net loss	-	-	-	(1,419,818)	-	(1,419,818)
Balance at December 31, 2011	9,000,000	$9,000	$1,008,556	$-	$-	$1,017,556
Net loss	-	-	-	-	(1,483,441)	(1,483,441)
Balance at December 31, 2012	9,000,000	$9,000	$1,008,556	$-	$(1,483,441)	$(465,885)
Stock-based compensation expense	-	-	307,541	-	-	307,541
Net loss	-	-	-	-	(2,017,650)	(2,017,650)
Balance at December 31, 2013	9,000,000	$9,000	$1,316,097	$-	$(3,501,091)	$(2,175,994)

The accompanying notes are an integral part of these financial statements.

5

Fabrus, Inc.
(A Development Stage Company)

Statements of Cash Flows

	Year Ended December 31, 2013	Year Ended December 31, 2012	Period from July 13, 2007 (Inception) through December 31, 2013
Cash Flows From Operating Activities
Net loss	$(2,017,650)	$(1,483,441)	$(9,235,346)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	130,104	137,523	473,182
Stock-based compensation	307,541	-	307,541
Interest expense	80,909	15,515	96,424
Amortization of license fee	-	-	70,000
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(23,458)	-	(23,458)
Prepaid expenses and other current assets	15,979	(658)	(5,403)
Accounts payable trade	147,630	26,579	262,606
Accrued expenses and other liabilities	51,492	31,173	148,562
Net cash used in operating activities	(1,307,453)	(1,273,309)	(7,905,892)
Cash Flows From Investing Activities
Purchase of fixed assets	-	(53,994)	(650,593)
Net cash used in investing activities	-	(53,994)	(650,593)
Cash Flows From Financing Activities
Proceeds from issuance of convertible promissory notes	1,360,000	600,000	2,463,000
Contribution of capital	-	-	6,178,811
Net cash provided by financing activities	1,360,000	600,000	8,641,811
Net Change in Cash and Cash Equivalents	52,547	(727,303)	85,326
Cash and Cash Equivalents at Beginning of Period	32,779	760,082	-
Cash and Cash Equivalents at End of Period	$85,326	$32,779	$85,326
Supplemental Disclosures of Cash Flow Information:
Interest	$6,150	$222	$11,038
Income taxes	$800	$2,951	$8,342
Supplemental Schedule of Non-Cash Investing and Financing Activities:
Conversion of note payable into members capital	$-	$-	$573,000

The accompanying notes are an integral part of these financial statements.

6

Fabrus, Inc.

(A Development Stage Company)

Notes to Financial Statements

1.	Summary of Significant Accounting Policies	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

	Nature of operations	Fabrus, Inc. (“the Company”) was founded on July 13, 2007 as Fabrus LLC and was incorporated in the state of Delaware. On December 23, 2011, the Company converted from an LLC to a corporation. The Company is a research and development biotechnology company dedicated to discovering or acquiring, then developing and commercializing functional therapeutic monoclonal antibodies that will challenge cell surface targets. These targets have potential to regulate pathologies across all major classes of disease indications when addressed by agonist or allosteric modulating antibodies. With multiple third party product engines and their proprietary technologies, the Company is able to identify therapeutic antibodies directly on the cell surface and rapidly assess their function on live cells. Consequently, this approach gives access to both high-impact validated and novel targets.

	Development stage	As of December 31, 2013, the Company has devoted substantially all of its efforts to product development, raising capital and building infrastructure, and has not realized revenues from its planned principal operations. Accordingly, the Company is considered to be in the development stage.

	Use of estimates	The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates used in preparing the financial statements include those assumed in computing the valuation allowance on deferred tax assets, and those assumed in calculating stock-based compensation expense.

	Going concern	These financial statements have been prepared and presented on a basis assuming the Company will continue as a going concern. The factors below raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

7

Fabrus, Inc.

(A Development Stage Company)

Notes to Financial Statements

Going concern, cont'd	Since inception, the Company has financed its operations primarily through private offerings of securities, debt financings, and revenues from collaboration and research service agreements and a federal grant. The Company has a history of recurring losses, and as of December 31, 2013 the Company has incurred a cumulative net loss of approximately $9,200,000.

The Company does not have, and may never have, significant cash inflows from revenues to fund operations. As of December 31, 2013, the Company had $85,326 in cash, and $2,467,592 of current liabilities. Management does not currently believe that the existing cash resources are sufficient to meet anticipated needs over the next twelve months. The uncertainties surrounding the ability to continue to fund operations raise substantial doubt about the Company’s ability to continue as a going concern.

Until the Company can generate significant cash from operations, the Company expects to continue to fund operations with the proceeds of offerings of the Company's equity and debt securities. However, the Company cannot assure that additional financing will be available when needed or that, if available, financing will be obtained on terms favorable to the Company or to its stockholders. If the Company raises additional funds from the issuance of equity securities, substantial dilution to its existing stockholders would likely result. If the Company raises additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict the Company's ability to operate its business.

Subsequent to year end, the Company raised $780,000 through the issuance of convertible notes. See Note 9.

The financial statements do not include any adjustment relating to recoverability or classification of recorded assets and classification of recorded liabilities.

Cash and cash equivalents	The Company considers all highly liquid investments with an original maturity of 90 days or less when purchased to be cash equivalents.

8

Fabrus, Inc.

(A Development Stage Company)

Notes to Financial Statements

Fixed assets	Fixed assets are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally three to five years, or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term.

Impairment of long-lived assets	In accordance with authoritative guidance related to impairment or disposal of long-lived assets, management reviews the Company’s long-lived asset groups for impairment whenever events indicate that their carrying amount may not be recoverable. When management determines that one or more impairment indicators are present for an asset group, it compares the carrying amount of the asset group to net future undiscounted cash flows that the asset group is expected to generate. If the carrying amount of the asset group is greater than the net future undiscounted cash flows that the asset group is expected to generate, it compares the fair value to the book value of the asset group. If the fair value is less than the book value, it recognizes an impairment loss. The impairment loss would be the excess of the carrying amount of the asset group over its fair value. To date, the Company has not experienced any impairment losses on its long-lived assets used in operations.

Fair value of financial instruments	The Company’s financial instruments consist of cash, prepaid expenses and other assets, accounts payable, accrued expenses, and convertible promissory notes. Fair value estimates of these instruments are made at a specific point in time, based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. As of December 31, 2013, the carrying amounts are generally considered to be representative of their respective fair values because of the short-term nature of those instruments.

Revenue recognition	The Company’s revenues are derived from collaboration and research service agreements and a U.S. Treasury Grant.

The Company recognizes revenue when the following criteria have been met: (i) persuasive evidence of an arrangement exists; (ii) services have been rendered or product has been delivered; (iii) price to the customer is fixed and determinable; and (iv) collection of the underlying receivable is reasonably assured.

9

Fabrus, Inc.

(A Development Stage Company)

Notes to Financial Statements

Collaboration and research service agreements	The Company’s collaboration agreement consists of a license, including non-refundable upfront fees, and payments for the research outlined in the work plan, and payments associated with achieving specific development milestones. The Company considers a variety of factors in determining the appropriate method of revenue recognition under these arrangements, such as whether the elements are separable, whether there are determinable fair values and whether there is a unique earnings process associated with each element of a contract.

The Company recognizes revenue from collaboration and research service agreements under a “proportional performance” basis as research hours are incurred. The Company performs services as specified in each respective agreement on a best-efforts basis. The Company initially defers revenue for any amounts billed or payments received in advance of the services being performed and recognizes revenue pursuant to the related pattern of performance, based on total labor hours incurred relative to total labor hours estimated under the contract.

The Company expects to periodically receive license fees for non-exclusive research licensing associated with funded research projects. License fees under these arrangements are recognized over the term of the contract or development period as it has been determined that such licenses do not have stand-alone value.

Revenue arrangements with multiple deliverables	The Company occasionally enters into revenue arrangements that contain multiple deliverables. Judgment is required to properly identify the accounting units of the multiple deliverable transactions and to determine the manner in which revenue should be allocated among the accounting units. Moreover, judgment is used in interpreting the commercial terms and determining when all criteria of revenue recognition have been met for each deliverable in order for revenue recognition to occur in the appropriate accounting period. For multiple deliverable agreements, consideration is allocated at the inception of the agreement to all deliverables based on their relative selling price. The relative selling price for each deliverable is determined using Vendor Specific Objective Evidence (VSOE) of selling price or third-party evidence of selling price if VSOE does not exist. If neither VSOE nor third-party evidence of selling price exists, the Company uses its best estimate of the selling price for the deliverable.

10

Fabrus, Inc.

(A Development Stage Company)

Notes to Financial Statements

Revenue arrangements with multiple deliverables, cont'd	The Company recognizes revenue for delivered elements only when it determines there are no uncertainties regarding customer acceptance. While changes in the allocation of the arrangement consideration between the units of accounting will not affect the amount of total revenue recognized for a particular sales arrangement, any material changes in these allocations could impact the timing of revenue recognition, which could affect the Company’s results of operations.

U.S. treasury grant revenues	During 2010, the U.S. Treasury awarded the Company a one-time grant totaling approximately $244,000 for investments in qualifying therapeutic discovery projects under section 48D of the Internal Revenue Code. The grant covered reimbursement for qualifying expenses incurred by the Company in 2010. The proceeds from these grants are classified in “Revenue - U.S. Treasury Grant” for the period from inception through December 31, 2013.

Research and development costs	The Company is actively engaged in new product development efforts for which related costs are expensed as incurred.

Stock based compensation	The Company accounts for stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation, which establishes accounting for equity instruments exchanged for employee services. Under such provisions, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award using the Black-Scholes option-pricing model, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant). The Company accounts for equity instruments, including restricted stock or stock options, issued to non-employees in accordance with authoritative guidance for equity based payments to non-employees. Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes option-pricing model. The fair value of options granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered. Restricted stock issued to non-employees is accounted for at their estimated fair value as they vest.

11

Fabrus, Inc.

(A Development Stage Company)

Notes to Financial Statements

	Income taxes	Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

	Comprehensive income (loss)	Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company is required to record all components of comprehensive income (loss) in the financial statements in the period in which they are recognized. Net income (loss) and other comprehensive income (loss), including unrealized gains and losses on investments, are reported, net of their related tax effect, to arrive at comprehensive income (loss). For year ended December 31, 2013 and 2012, respectively, and for the period July 13, 2007 (Inception) through December 31, 2013, the comprehensive loss was equal to the net loss.

2.	Fixed Assets	Fixed assets consisted of the following:

December 31,	2013	2012
Laboratory equipment	$525,309	$525,309
Software	3,710	97,852
Computers	15,571	21,671
Office furniture and equipment	5,761	5,761
	550,351	650,593
Less accumulated depreciation and amortization	(372,940)	(343,078)
	$177,411	$307,515

Depreciation expense for the years ended December 31, 2013 and 2012 and from July 13, 2007 (Inception) through December 31, 2013 was $130,104, $137,523, and $473,182, respectively.

3.	Convertible Promissory Notes	During 2012, the Company issued $600,000 of convertible promissory notes at various dates that matured between July 20, 2013 and December 17, 2013. The interest for these notes is calculated at a simple rate of 7% annum payable at the maturity date.

12

Fabrus, Inc.

(A Development Stage Company)

Notes to Financial Statements

3.	Convertible Promissory Notes, Cont'd	During 2013, the Company issued $1,360,000 of convertible promissory notes at various dates that matured between January 11, 2014 and March 19, 2014. The interest for these notes is calculated at a simple rate of 7% annum payable at the maturity date.

Although some of these notes had reached maturity in 2013, the holders of those notes did not call for repayment or convert them into common stock as of December 31, 2013. All of the promissory notes are shown as a current liability in the financial statements.

As of December 31, 2013 and 2012, the Company had accrued interest expense of $96,424 and $15,515, respectively, which is included in convertible promissory notes in the Balance Sheets.

All the promissory notes have the option to be converted into common stock at a discount of 75% of the fair market value of the common stock at the date of conversion. Any unpaid accrued interest and any fractional share resulting from the conversion will be paid in cash at the time of the conversion.

4.	Stockholders’ Equity	On July 17, 2007, Dr. Vaughn Smider and Pfizer Incubator, LLC (TPI) entered into an incubator agreement and formed the Company. TPI contributed the initial capital of $1,049,300 to cover the start up costs associated with the research project. The agreement outlined two milestones in which TPI would contribute additional capital during the two year research term. During 2008, the Company had reached the two milestones and received additional capital contributions of $2,879,958. By the end of 2009, the Company received a final capital contribution of $249,513 as agreed upon in the exit plan outlined in the incubator agreement.

In April 2010, the Company secured two convertible promissory notes for $503,000 with a maturity date of March 2011. The interest for these notes was calculated at a compound interest of 6% per year.

During November 2010, the Company raised and secured capital financing of $2,000,000 from various investors. At the same time of the capital financing, the two promissory notes for $503,000 were converted into an equity interest of the Company. Additionally, at the same time a note payable for $70,000 from the license agreement with Integrigen, Inc. (Note 6) was converted into an equity interest of the Company.

13

Fabrus, Inc.

(A Development Stage Company)

Notes to Financial Statements

4.	Stockholders' Equity,	At the end of December 31, 2010, the total capital raised by the Company was $6,751,811.
Cont'd
On December 23, 2011, the Company converted from an LLC to a corporation. The Company was authorized to issue 15,000,000 shares of Common Stock, each share having a par value at $0.001. On December 23, 2011, the Company issued 9,000,000 shares of Common Stock, each share having a par value at $0.001 in exchange for all of the members’ equity interest.

5.	Stock-Based Compensation	In 2012, the Company adopted the 2012 Equity Incentive Plan (the “Plan”). The Plan provides for the issuance of incentive stock options to directors, employees and consultants of the Company.

	Stock option activity	As of December 31, 2013, there were a total of 1,000,000 shares of Common Stock reserved under the Plan. As of December 31, 2013, 575,000 shares remained available for grant. The options that are granted under the Plan are exercisable at various dates and will expire no more than ten years from their date of grant. The exercise price of each option shall be determined by the administrator of the Plan, which is the Board of Directors, and shall not be less than 100% of the fair market value of the Company’s Common Stock on the date the option is granted. Generally, options are granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of the option grant. For holders of more than 10% of the Company’s total combined voting power of all classes of stock, incentive stock options may not be granted at less than 110% of the fair market value of the Company’s Common Stock on the date of grant and for a term not to exceed five years from the date of grant.

A summary of the Company’s stock option activity and related information is as follows:

	Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance at December 31, 2012	-	-	-	-
Granted	425,000	2.00	9.52	-
Exercised	-	-	-	-
Cancelled	-	-	-	-
Balance at December 31, 2013	425,000	2.00	9.52	-
Exercisable at December 31, 2013	152,083	$2.00	9.52	-

14

Fabrus, Inc.

(A Development Stage Company)

Notes to Financial Statements

Stock option activity, cont'd	The fair value of options granted to employees and non-employees was estimated at the date of grant using a Black-Scholes option pricing model with the weighted-average assumptions stated below.

2013
Risk free interest rate	0.47%
Dividend yield	0.00%
Volatility	109.00%
Weighted-average expected life of option (years) for employees	7
Weighted-average expected life of option (years) for non-employees	10

The estimated weighted-average fair value of stock options granted during 2013 was $1.71 and $1.83 for employees and non-employees, respectively. There were no stock options granted to employees and non-employees in 2012.

Dividend Yield - The Company has never declared or paid dividends on Common Stock and has no plans to do so in the foreseeable future.

Expected Volatility - Volatility is a measure of the amount by which a financial variable such as a share price has fluctuated or is expected to fluctuate during a period. The Company considered the historical volatility of peer companies and business and economic considerations in order to estimate the expected volatility, due to the Company not being publicly traded.

Risk-Free Interest Rate - This is the U.S. Treasury rate for the day of each option grant during the quarter having a term that most closely resembles the expected life of the option.

Expected Life of the Option Term - This is the period of time that the options granted are expected to remain unexercised. Options granted during the period have a maximum contractual term of ten years. The Company estimates the expected life of the option term based on the simplified method as defined in Staff Accounting Bulletin 110. For non-employee options granted, this is the remaining contractual term of the option as of the reporting date.

15

Fabrus, Inc.

(A Development Stage Company)

Notes to Financial Statements

	Stock option activity, cont'd	Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company assesses the forfeiture rate on an annual basis and revises the rate when deemed necessary.

Stock-based compensation expense for employees for the periods ended December 31, 2013 and 2012 and the period from July 13, 2007 (Inception) through December 31, 2013 was $242,347, $0 and $242,347, respectively.

Stock-based compensation expense for non-employees for the periods ended December 31, 2013 and 2012 and the period from July 13, 2007 (Inception) through December 31, 2013 was $65,194, $0 and $65,194, respectively.

The total unrecognized compensation cost related to unvested stock option grants as of December 31, 2013 was approximately $425,000 and the weighted average period over which these grants are expected to vest is 2.18 years.

6.	Commitments and Contingencies

	Operating leases	The Company leases office space under a standard operating lease that expired in October 2013. The Company incurred rent expense of $158,843 and $168,283 in 2013 and 2012, respectively. After October 2013, the Company continued to lease the office space on a monthly basis. On February 2014, the Company renegotiated an amendment for the next six months to pay a base monthly rental amount of $10,467 and a common area maintenance fee, see Note 9.

	License agreements	On June 16, 2008 the Company entered into a non-exclusive license agreement with Integrigen, Inc. for the use of certain patented rights relating to molecular diagnostics. Under the term of the agreement, the Company was required to make annual license payments of $35,000 for two years, commencing on the effective date of the agreement. Additionally, Integrigen, Inc. received a 3.5% capital interest in the Company.

16

Fabrus, Inc.

(A Development Stage Company)

Notes to Financial Statements

License agreements cont'd	Under this agreement, the Company was granted a fully paid, worldwide, and royalty free license. The license fee was secured with a note payable. During 2010, the note payable was converted to additional members interest in the Company. The license fee was expensed as research and development.

On October 23, 2012, the Company entered into an evaluation and option agreement with BioMed Realty, L.P. (BMR) to purchase laboratory equipment for $30,000 and to evaluate certain patented rights to BMR inventions. Under the terms of this agreement, the Company was given a non-exclusive, limited, royalty free license to those patented rights to evaluate for research and development purposes commencing on October 23, 2012 and ending on the earlier of the first anniversary date, October 23, 2013, or the date of the execution of a license agreement. During this period, the Company had an exclusive option to negotiate for a license agreement that was predefined in this agreement.

On November 22, 2013, the Company exercised the option and signed a license agreement with BMR. Under the terms of the agreement, the Company is required to make several equity or cash payments that are contingent upon certain conditions. The first equity payment is contingent upon a bona fide financing transaction of $3,000,000 or more with proceeds to the Company. On the closing of a financing or within 12 months of the effective date of the agreement, the Company will issue BMR Preferred Stock in the Company equal in sum to $50,000. If the bona fide financing is less than $3,000,000, the Company will either pay BMR $50,000 in cash or issue $50,000 of Preferred Stock in the Company. As of December 31, 2013, the Company accrued the $50,000 payment.

The second equity payment is contingent upon the first bona fide financing exceeding $3,000,000 or more and the initiation of the first GLP toxicology study on the first licensed products. If both events occur, the Company will issue to BMR additional $150,000 of Preferred Stock in the Company. In the event that the Company does not close a financing of more than $3,000,000 within the twelve months of the first GLP toxicology study or if a change of control occurs after the study but prior to the first patient first dose Phase I clinical study, the Company will either pay BMR $150,000 in cash or issue $150,000 of Preferred Stock in the Company. As of December 31, 2013, the Company has not met the second contingency.

17

Fabrus, Inc.

(A Development Stage Company)

Notes to Financial Statements

License agreements cont'd	Lastly, the third equity payment is contingent upon the first bona fide financing exceeding $3,000,000 and after the first patient first dose in the first Phase I clinical study of the first licensed product. The Company will issue BMR $250,000 of Preferred Stock in the Company. In the event that the Company does not close a financing of more than $3,000,000 within twelve months of the first patient first dosage in Phase I or if a change of controls occurs after the Phase I clinical study, the Company will either pay BMR $250,000 in cash or issue $250,000 Preferred Stock in the Company. As of December 31, 2013, the Company has not met the last contingency.

Additionally, the Company may be required to make the several milestone payments up to $1,575,000 in total, contingent upon the following milestone events:

a.	$75,000, upon the first IND filing
b.	$250,000 upon the first patient, first dose in the first Phase 2 clinical study
c.	$500,000 upon initiation of the first Phase 3 clinical study
d.	$750,000 upon first NDA approval

As of December 31, 2013, the Company has not met any of the milestones mentioned in the agreement.

The agreement also requires royalty payments of low single digit percentages of net sales. The agreement terminates at the expiration of the longest lived patent rights. No royalties have been earned or paid under this agreement.

Credit risk	The Company maintains cash balances at various financial institutions. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation. At times these balances exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

18

Fabrus, Inc.

(A Development Stage Company)

Notes to Financial Statements

7.	Collaboration and Research Service Agreements	On November 2010, the Company entered into a joint research collaboration agreement with Ambrx to produce antibodies specific to their criteria. This agreement included an upfront fee of $200,000 and additional non-refundable payments after delivery to Ambrx on the results of the work performed by the Company. Additionally, the agreement included a sub-licensing fee if certain milestones were reached as well as an option to purchase equity in the Company. Both Ambrx and the Company were to jointly own the rights to the collaboration.

On May 2011, the agreement was renegotiated which changed the payment terms. The amended agreement eliminated the sub-licensing fee and the option to purchase equity and added two non-refundable fees of $300,000 and $75,000 for the work completed by the Company in the original agreement and Ambrx’s decision to continue with the research. Additionally, there was a milestone payment contingent upon certain decisions made by Ambrx. By December 2011, Ambrx decided not to continue their research; thereby, terminating the contract without any further obligations from either parties. As of December 2011, the Company earned a total of $575,000 in revenue for their work related to this agreement. The Company has not performed and is not obligated to perform any services under this agreement since December 2011.

In June 2013, the Company entered into a research service agreement with Calibr as a subcontractor for a project with the Juvenile Diabetes Research Foundation (JDRF). This project period is from June 1, 2013 through May 31, 2016 with the third year being optional as determined by JDRF. The total project budget for all three years totals to $283,651. The agreement covers labor, supplies, and materials needed to complete the work outlined in the agreement. The work plan details specific deliverables broken into six month intervals. Invoicing for the costs incurred in the prior quarter are to be submitted quarterly for payment based on the budget. As of December 31, 2013, the Company met the deliverables detailed in the first six months. Accordingly, the Company recognized total research revenue of $46,916 for 2013, of which $23,458 remains outstanding as of December 31, 2013.

19

Fabrus, Inc.

(A Development Stage Company)

Notes to Financial Statements

8.	Income Taxes	As of December 31, 2013 and 2012, respectively, a non-current deferred tax asset of approximately $1,400,000 and $600,000, had been recognized for the temporary differences primarily related to federal and state net operating losses and research and development credits.

A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be fully utilized. The valuation allowance at December 31, 2013 was approximately $1,400,000 and increased approximately $800,000 during 2013.

At December 31, 2013, the Company had unused federal and state net operating losses of approximately $3,500,000. The federal and state tax net operating loss carryforwards will begin to expire in 2032.

Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company’s net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period. These financial statements do not contain any adjustment related to such potential limitations.

The Company is subject to tax in the United States and in the state of California. As of December 31, 2013, the Company’s tax years from inception are subject to examination by the tax authorities. The Company is not currently under examination by any U.S. federal or state jurisdictions.

9.	Subsequent Events	In January 2014, the Company entered into eleven convertible promissory notes totaling $780,000 with various investors with similar terms described in Note 3.

Also, in January 2014, the Company issued 8,300 additional shares of Common Stock to a consultant as part of a release agreement. The Company accrued approximately $17,000 to reflect this obligation. This agreement supercedes any prior agreements and releases the Company from any future claims and obligations

In February 2014, the Company renegotiated an amendment to its facility lease. The amendment extends the lease for six months with a base monthly rental of $10,467 plus a common area maintenance fee.

20

Fabrus, Inc.

(A Development Stage Company)

Contents

Index to Condensed Financial Statements

Condensed Balance Sheets as of March 31, 2014 (unaudited) and December 31, 2013	22

Condensed Statements of Operations for the three months ended March 31, 2014 and 2013 and from July 13, 2007 (Inception) through March 31, 2014 (unaudited)	23

Condensed Statements of Stockholders’ Deficit from July 13, 2007 (Inception) through March 31, 2014 (unaudited)	24

Condensed Statements of Cash Flows for the three months ended March 31, 2014 and 2013 and from July 13, 2007 (Inception) through March 31, 2014 (unaudited)	25

Notes to Condensed Financial Statements (unaudited)	26-39

21

Fabrus, Inc.

(A Development Stage Company)

Condensed Balance Sheets

	March 31,	December 31,
	2014	2013
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$676,741	$85,326
Accounts receivable	31,277	23,458
Prepaid expenses and other current assets	19,863	5,403
Total current assets	727,881	114,187
Fixed Assets, Net	184,465	177,411

Total Assets	$912,346	$291,598

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$460,884	$262,606
Accrued payroll expenses	63,966	81,962
Accrued expenses	195,968	66,600
Convertible promissory notes	3,275,993	2,056,424

Total current liabilities	3,996,811	2,467,592

Commitments and Contingencies

Stockholders' Deficit:
Common stock, $0.001 par value; 15,000,000 shares authorized; 9,062,459 and 9,000,000 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	9,062	9,000
Additional paid-in capital	1,492,469	1,316,097
Deficit accumulated during the development stage	(4,585,996)	(3,501,091)
Total stockholders' deficit	(3,084,465)	(2,175,994)
Total Liabilities and Stockholders' Deficit	$912,346	$291,598

See Notes to Condensed Financial Statements

22

Fabrus, Inc.

(A Development Stage Company)

Condensed Statements of Operations

(unaudited)

			Period from
			July 13, 2007
			(Inception)
	Quarter Ended	Quarter Ended	through
	March 31,	March 31,	March 31,
	2014	2013	2014

Revenue:
Collaboration and research service agreements	$31,277	$-	$653,193
U.S. Treasury grant	-	-	244,479
Total revenue	31,277	-	897,672
Operating expenses:
Research and development	572,966	351,731	9,414,345
General and administrative	495,975	79,495	1,651,001
Total operating expense	1,068,941	431,226	11,065,346
Loss from operations	(1,037,664)	(431,226)	(10,167,674)
Other income/(expense):
Interest income	-	-	10,468
Interest expense	(46,441)	(14,033)	(153,903)
Total other (expense), net	(46,441)	(14,033)	(143,435)
Loss before income taxes	(1,084,105)	(445,259)	(10,311,109)
Income tax provision	800	-	9,142
Net loss and comprehensive loss	$(1,084,905)	$(445,259)	$(10,320,251)

See Notes to Condensed Financial Statements

23

Fabrus, Inc.

(A Development Stage Company)

Condensed Statements of Stockholders' Deficit

(unaudited)

					Deficit
					Accumulated
			Additional		During the
	Common Stock		Paid-in	Members	Development
	Shares	Amount	Capital	Capital	Stage	Total
Balance at July 13, 2007 (Inception)	-	$-	$-	$-	$-	$-
Capital contributions	-	-	-	1,049,340	-	1,049,340
Net loss	-	-	-	(416,715)	-	(416,715)
Balance at December 31, 2007	-	$-	$-	$632,625	$-	$632,625
Capital contributions	-	-	-	2,879,958	-	2,879,958
Net loss	-	-	-	(1,836,852)	-	(1,836,852)
Balance at December 31, 2008	-	$-	$-	$1,675,731	$-	$1,675,731
Capital contributions	-	-	-	249,513	-	249,513
Net loss	-	-	-	(1,458,794)	-	(1,458,794)
Balance at December 31, 2009	-	$-	$-	$466,450	$-	$466,450
Capital contributions	-	-	-	2,000,000	-	2,000,000
Conversion of notes payable	-	-	-	573,000	-	573,000
Net loss	-	-	-	(602,076)	-	(602,076)
Balance at December 31, 2010	-	$-	$-	$2,437,374	$-	$2,437,374
Issuance of common stock upon conversion of a LLC to a corporation	9,000,000	9,000	1,008,556	(1,017,556)	-	-
Net loss	-	-	-	(1,419,818)	-	(1,419,818)
Balance at December 31, 2011	9,000,000	$9,000	$1,008,556	$-	$-	$1,017,556
Net loss	-	-	-	-	(1,483,441)	(1,483,441)
Balance at December 31, 2012	9,000,000	$9,000	$1,008,556	$-	$(1,483,441)	$(465,885)
Stock-based compensation expense	-	-	307,541	-	-	307,541
Net loss	-	-	-	-	(2,017,650)	(2,017,650)
Balance at December 31, 2013	9,000,000	$9,000	$1,316,097	$-	$(3,501,091)	$(2,175,994)
Issuance of common stock for services	33,300	33	66,567	-	-	66,600
Restricted common stock granted for services	29,159	29	58,289	-	-	58,318
Stock-based compensation expense	-	-	51,516	-	-	51,516
Net loss	-	-	-	-	(1,084,905)	(1,084,905)
Balance at March 31, 2014	9,062,459	$9,062	$1,492,469	$-	$(4,585,996)	$(3,084,465)

See Notes to Condensed Financial Statements

24

Fabrus, Inc.

(A Development Stage Company)

Condensed Statements of Cash Flows

(unaudited)

	Quarter Ended March 31, 2014	Quarter Ended March 31, 2013	Period from July 13, 2007 (Inception) through March 31, 2014

Cash Flows From Operating Activities

Net loss	$(1,084,905)	$(445,259)	$(10,320,251)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	22,318	35,906	495,500
Stock-based compensation	109,834	-	417,375
Stock issued in lieu of cash for services	66,600	-	66,600
Interest expense	44,569	12,849	140,993
Amortization of license fee	-	-	70,000

Increase (decrease) in cash resulting from changes in:
Accounts receivable	(7,819)	-	(31,277)
Prepaid expenses and other current assets	(14,460)	388	(19,863)
Accounts payable trade	198,278	88,763	460,884
Accrued expenses and other liabilities	111,372	72,680	259,934

Net cash used in operating activities	(554,213)	(234,673)	(8,460,105)

Cash Flows From Investing Activities
Purchase of fixed assets	(29,372)	-	(679,965)

Net cash used in investing activities	(29,372)	-	(679,965)

Cash Flows From Financing Activities
Proceeds from issuance of convertible promissory notes	1,175,000	250,000	3,638,000
Contribution of capital	-	-	6,178,811

Net cash provided by financing activities	1,175,000	250,000	9,816,811

Net Change in Cash and Cash Equivalents	591,415	15,327	676,741

Cash and Cash Equivalents at Beginning of Period	85,326	32,779	-

Cash and Cash Equivalents at End of Period	$676,741	$48,106	$676,741

Supplemental Disclosure of Cash Flow Information:
Interest	$1,872	$1,183	$12,910
Income taxes	$800	$-	$9,142

Supplemental Schedule of Non-Cash Investing and Financing Activities:
Conversion of note payable into members capital	$-	$-	$573,000

See Notes to Condensed Financial Statements

25

Fabrus, Inc.

(A Development Stage Company)

Notes to Condensed Financial Statements

(unaudited)

1.	Summary of Significant Accounting Policies	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Nature of operations

Fabrus, Inc. (the “Company”) was founded on July 13, 2007 as Fabrus LLC and was incorporated in the state of Delaware. On December 23, 2011, the Company converted from an LLC to a corporation. The Company is a research and development biotechnology company dedicated to discovering or acquiring, then developing and commercializing functional therapeutic monoclonal antibodies that will challenge cell surface targets. These targets have potential to regulate pathologies across all major classes of disease indications when addressed by agonist or allosteric modulating antibodies. With multiple third party product engines and their proprietary technologies, the Company is able to identify therapeutic antibodies directly on the cell surface and rapidly assess their function on live cells. Consequently, this approach gives access to both high-impact validated and novel targets.

Development stage

As of March 31, 2014, the Company has devoted substantially all of its efforts to product development, raising capital and building infrastructure, and has not realized revenues from its planned principal operations. Accordingly, the Company is considered to be in the development stage.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates used in preparing the financial statements include those assumed in computing the valuation allowance on deferred tax assets, and those assumed in calculating stock-based compensation expense.

	Going concern	These financial statements have been prepared and presented on a basis assuming the Company will continue as a going concern. The factors below raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

26

Fabrus, Inc.

 (A Development Stage Company)

Notes to Condensed Financial Statements

(unaudited)

Going concern, cont’d	Since inception, the Company has financed its operations primarily through private offerings of securities, debt financings, and revenues from collaboration and research service agreements and a federal grant. The Company has a history of recurring losses, and as of March 31, 2014 the Company has incurred a cumulative net loss of approximately $10,300,000.

The Company does not have, and may never have, significant cash inflows from revenues to fund operations. As of March 31, 2014, the Company had $708,018 in cash and receivables, and $3,996,811 of current liabilities. Management does not currently believe that the existing cash resources are sufficient to meet anticipated needs over the next twelve months. The uncertainties surrounding the ability to continue to fund operations raise substantial doubt about the Company’s ability to continue as a going concern.

Until the Company can generate significant cash from operations, the Company expects to continue to fund operations with the proceeds of offerings of the Company’s equity and debt securities. However, the Company cannot assure that additional financing will be available when needed or that, if available, financing will be obtained on terms favorable to the Company or to its stockholders. If the Company raises additional funds from the issuance of equity securities, substantial dilution to its existing stockholders would likely result. If the Company raises additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict the Company’s ability to operate its business.

Subsequent to March 31, 2014, the Company received $1,210,000 from the issuance of convertible notes. See Note 9.

Additionally, on May 16, 2014, the Company was acquired by Senesco Technologies, Inc. (“Senesco”). See Note 9.

The financial statements do not include any adjustment relating to recoverability or classification of recorded assets and classification of recorded liabilities.

Cash and cash equivalents	The Company considers all highly liquid investments with an original maturity of 90 days or less when purchased to be cash equivalents.

27

Fabrus, Inc.

(A Development Stage Company)

Notes to Condensed Financial Statements

(unaudited)

Fixed assets

Fixed assets are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally three to five years, or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term.

Impairment of long-lived assets

In accordance with authoritative guidance related to impairment or disposal of long-lived assets, management reviews the Company’s long-lived asset groups for impairment whenever events indicate that their carrying amount may not be recoverable. When management determines that one or more impairment indicators are present for an asset group, it compares the carrying amount of the asset group to net future undiscounted cash flows that the asset group is expected to generate. If the carrying amount of the asset group is greater than the net future undiscounted cash flows that the asset group is expected to generate, it compares the fair value to the book value of the asset group. If the fair value is less than the book value, it recognizes an impairment loss. The impairment loss would be the excess of the carrying amount of the asset group over its fair value. To date, the Company has not experienced any impairment losses on its long-lived assets used in operations.

Fair value of financial instruments

The Company’s financial instruments consist of cash, prepaid expenses and other assets, accounts payable, accrued expenses, and convertible promissory notes. Fair value estimates of these instruments are made at a specific point in time, based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. As of March 31, 2014, the carrying amounts are generally considered to be representative of their respective fair values because of the short-term nature of those instruments.

Revenue recognition

The Company’s revenues are derived from collaboration and research service agreements and a U.S. Treasury Grant.

The Company recognizes revenue when the following criteria have been met: (i) persuasive evidence of an arrangement exists; (ii) services have been rendered or product has been delivered; (iii) price to the customer is fixed and determinable; and (iv) collection of the underlying receivable is reasonably assured.

28

Fabrus, Inc.

(A Development Stage Company)

Notes to Condensed Financial Statements

(unaudited)

Collaboration and research service agreements	The Company’s collaboration agreement consists of a license, including non-refundable upfront fees, and payments for the research outlined in the work plan, and payments associated with achieving specific development milestones. The Company considers a variety of factors in determining the appropriate method of revenue recognition under these arrangements, such as whether the elements are separable, whether there are determinable fair values and whether there is a unique earnings process associated with each element of a contract.

The Company recognizes revenue from collaboration and research service agreements under a “proportional performance” basis as research hours are incurred. The Company performs services as specified in each respective agreement on a best-efforts basis. The Company initially defers revenue for any amounts billed or payments received in advance of the services being performed and recognizes revenue pursuant to the related pattern of performance, based on total labor hours incurred relative to total labor hours estimated under the contract.

The Company expects to periodically receive license fees for non-exclusive research licensing associated with funded research projects. License fees under these arrangements are recognized over the term of the contract or development period as it has been determined that such licenses do not have stand-alone value.

Revenue Arrangements with multiple deliverables	The Company occasionally enters into revenue arrangements that contain multiple deliverables. Judgment is required to properly identify the accounting units of the multiple deliverable transactions and to determine the manner in which revenue should be allocated among the accounting units. Moreover, judgment is used in interpreting the commercial terms and determining when all criteria of revenue recognition have been met for each deliverable in order for revenue recognition to occur in the appropriate accounting period. For multiple deliverable agreements, consideration is allocated at the inception of the agreement to all deliverables based on their relative selling price. The relative selling price for each deliverable is determined using Vendor Specific Objective Evidence (VSOE) of selling price or third-party evidence of selling price if VSOE does not exist. If neither VSOE nor third-party evidence of selling price exists, the Company uses its best estimate of the selling price for the deliverable.

29

Fabrus, Inc.

(A Development Stage Company)

Notes to Condensed Financial Statements

(unaudited)

Revenue arrangements with multiple deliverables, cont’d	The Company recognizes revenue for delivered elements only when it determines there are no uncertainties regarding customer acceptance. While changes in the allocation of the arrangement consideration between the units of accounting will not affect the amount of total revenue recognized for a particular sales arrangement, any material changes in these allocations could impact the timing of revenue recognition, which could affect the Company’s results of operations.

Research and development costs	The Company is actively engaged in new product development efforts for which related costs are expensed as incurred.

Stock based compensation

The Company accounts for stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation, which establishes accounting for equity instruments exchanged for employee services. Under such provisions, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award using the Black-Scholes option-pricing model, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant). The Company accounts for equity instruments, including restricted stock or stock options, issued to non-employees in accordance with authoritative guidance for equity based payments to non-employees. Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes option-pricing model. The fair value of options granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered. Restricted stock issued to non-employees is accounted for at their estimated fair value as they vest.

Income taxes	Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be fully utilized.

30

Fabrus, Inc.

(A Development Stage Company)

Notes to Condensed Financial Statements

(unaudited)

Comprehensive income (loss)

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company is required to record all components of comprehensive income (loss) in the financial statements in the period in which they are recognized. Net income (loss) and other comprehensive income (loss), including unrealized gains and losses on investments, are reported, net of their related tax effect, to arrive at comprehensive income (loss). For the three months ended March 31, 2014 and 2013, respectively, and for the period July 13, 2007 (Inception) through March 31, 2014, the comprehensive loss was equal to the net loss.

2.	Fixed Assets	Fixed assets consisted of the following:

	March 31, 2014	December 31, 2013
Laboratory equipment	$549,187	$525,309
Software	3,710	3,710
Computers	21,065	15,571
Office furniture and equipment	5,761	5,761
	579,723	550,351
Less accumulated depreciation and amortization	(395,258)	(372,940)
	$184,465	$177,411

Depreciation expense for the three months ended March 31, 2014 and 2013 and from July 13, 2007 (Inception) through March 31, 2014 was $22,318, $35,906, and $495,500, respectively.

3.	Convertible Promissory Notes	During 2012, the Company issued $600,000 of convertible promissory notes at various dates that matured between July 20, 2013 and December 17, 2013.

During 2013, the Company issued $1,360,000 of convertible promissory notes at various dates that matured between January 11, 2014 and March 19, 2014.

During the three month period ended March 31, 2014, the Company issued an additional $1,175,000 of convertible promissory notes at various dates that matured between March 15, 2014 and May 15, 2014.

The interest for these notes is calculated at a simple rate of 7% annum payable at the maturity date.

31

Fabrus, Inc.

(A Development Stage Company)

Notes to Condensed Financial Statements

(unaudited)

3.	Convertible Promissory Notes, Cont’d	Although some of these notes had reached maturity in 2013 and 2014, the holders of those notes did not call for repayment or convert them into common stock as of March 31, 2014. All of the promissory notes are shown as a current liability in the financial statements.

As of March 31, 2014 and December 31, 2013, the Company had accrued interest expense of $140,993 and $96,424, respectively, which is included in convertible promissory notes in the Balance Sheets.

All the promissory notes have the option to be converted into common stock at a discount of 75% of the fair market value of the common stock at the date of conversion. Any unpaid accrued interest and any fractional share resulting from the conversion will be paid in cash at the time of the conversion.

Upon the merger of the Company and Senesco Technologies, Inc. (Senesco), all of the outstanding promissory notes and accrued interest thereon were converted into common stock of Senesco. See Note 9.

4.	Stockholders’ Equity

On July 17, 2007, Dr. Vaughn Smider and Pfizer Incubator, LLC (TPI) entered into an incubator agreement and formed the Company. TPI contributed the initial capital of $1,049,300 to cover the start-up costs associated with the research project. The agreement outlined two milestones in which TPI would contribute additional capital during the two year research term. During 2008, the Company had reached the two milestones and received additional capital contributions of $2,879,958. By the end of 2009, the Company received a final capital contribution of $249,513 as agreed upon in the exit plan outlined in the incubator agreement.

In April 2010, the Company secured two convertible promissory notes for $503,000 with a maturity date of March 2011. The interest for these notes was calculated at a compound interest of 6% per year.

During November 2010, the Company raised and secured capital financing of $2,000,000 from various investors. At the same time of the capital financing, the two promissory notes for $503,000 were converted into an equity interest of the Company. Additionally, at the same time a note payable for $70,000 from the license agreement with Integrigen, Inc. (Note 6) was converted into an equity interest of the Company.

32

Fabrus, Inc.

(A Development Stage Company)

Notes to Condensed Financial Statements

(unaudited)

4.	Stockholders’ Equity, Cont’d	At the end of December 31, 2010, the total capital raised by the Company was $6,751,811.
On December 23, 2011, the Company converted from an LLC to a corporation. The Company was authorized to issue 15,000,000 shares of Common Stock, each share having a par value at $0.001. On December 23, 2011, the Company issued 9,000,000 shares of Common Stock, each share having a par value at $0.001 in exchange for all of the members’ equity interest.

In January 2014, the Company issued 8,300 shares of Common Stock to a consultant as part of a release agreement. This agreement supercedes any prior agreements and releases the Company from any future claims and obligations. The shares immediately vested and were recognized in the period the services were performed as research and development in the statements of operations. The grant date fair value was determined to be $16,600.

In January 2014, the Company granted 80,000 shares of Common Stock to certain consultants, of which 29,159 shares were issued and outstanding as of March 31, 2014. See Note 5 for further details.

In March 2014, the Company issued 25,000 shares of Common Stock related to the license agreement with BioMed Realty, L.P. The shares immediately vested and were recognized in the period the contingent condition occurred as research and development in the statements of operations. The grant date fair value was determined to be $50,000. See Note 6 for further details.

5.	Stock-Based Compensation	In 2012, the Company adopted the 2012 Equity Incentive Plan (the “Plan”). The Plan provides for the issuance of incentive stock options to directors, employees and consultants of the Company.
	Stock option activity	As of March 31, 2014, there were a total of 1,000,000 shares of Common Stock reserved under the Plan. As of March 31, 2014, 495,000 shares remained available for grant. The options that are granted under the Plan are exercisable at various dates and will expire no more than ten years from their date of grant. The exercise price of each option shall be determined by the administrator of the Plan, which is the Board of Directors, and shall not be less than 100% of the fair market value of the Company’s Common Stock on the date the option is granted. Generally, options are granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of the option grant. For holders of more than 10% of the Company’s total combined voting power of all classes of stock, incentive stock options may not be granted at less than 110% of the fair market value of the Company’s Common Stock on the date of grant and for a term not to exceed five years from the date of grant.

33

Fabrus, Inc.

(A Development Stage Company)

Notes to Condensed Financial Statements

(unaudited)

Stock option activity, cont’d	A summary of the Company’s stock option activity and related information is as follows:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance at December 31, 2013	425,000	$2.00	9.52	-
Granted	-	-	-	-
Exercised	-	-	-	-
Cancelled	-	-	-	-
Balance at March 31, 2014	425,000	2.00	9.27	-
Exercisable at March 31, 2014	178,646	$2.00	9.27	-

There were no stock options granted to employees and non-employees during the three month periods ended March 31, 2014 and 2013, respectively.

During the three month period ended March 31, 2014, the Company granted 80,000 shares of restricted stock to certain consultants. The grant date values were determined to be $2.00 per share and the restricted stock vests at various dates through September 2017. The value of the non-vested portion of the restricted stock at March 31, 2014 is $101,682. The number of unvested shares at March 31, 2014 is 50,841.

Stock-based compensation expense for the three month periods ended March 31, 2014 and 2013 and the period from July 13, 2007 (Inception) through March 31, 2014 was $109,834, $0 and $417,375, respectively.

The total unrecognized compensation cost related to unvested stock option grants as of March 31, 2014 was approximately $374,000 and the weighted average period over which these grants are expected to vest is 1.93 years. The total unrecognized compensation cost related to unvested restricted stock grants as of March 31, 2014 was approximately $102,000 and the weighted average period over which these grants are expected to vest is 2.61 years. Both stock option grants and restricted stock grants converted to shares of Senesco upon the merger, see Note 9.

34

Fabrus, Inc.

(A Development Stage Company)

Notes to Condensed Financial Statements

(unaudited)

6.	Commitments and Contingencies

Operating leases

The Company leases office space under a standard operating lease that expired in October 2013. After October 2013, the Company continued to lease the office space on a monthly basis. In February 2014, the Company renegotiated an amendment for the next six months to pay a base monthly rental amount of $10,467 and a common area maintenance fee. The Company incurred rent expense during the three month periods ended March 31, 2014 and 2013 in the amount of $44,863 and $28,919, respectively.

	License agreements	On October 23, 2012, the Company entered into an evaluation and option agreement with BioMed Realty, L.P. (BMR) to purchase laboratory equipment for $30,000 and to evaluate certain patented rights to BMR inventions. Under the terms of this agreement, the Company was given a non-exclusive, limited, royalty free license to those patented rights to evaluate for research and development purposes commencing on October 23, 2012 and ending on the earlier of the first anniversary date, October 23, 2013, or the date of the execution of a license agreement. During this period, the Company had an exclusive option to negotiate for a license agreement that was predefined in this agreement.

On November 22, 2013, the Company exercised the option and signed a license agreement with BMR. Under the terms of the agreement, the Company is required to make several equity or cash payments that are contingent upon certain conditions. The first equity payment is contingent upon a bona fide financing transaction of $3,000,000 or more with proceeds to the Company. On the closing of a financing or within 12 months of the effective date of the agreement, the Company will issue BMR Preferred Stock in the Company equal in sum to $50,000. If the bona fide financing is less than $3,000,000, the Company will either pay BMR $50,000 in cash or issue $50,000 of Preferred Stock in the Company. In March 2014, the Company amended the agreement and issued 25,000 shares of common stock to BMR in lieu of $50,000 in cash or Preferred Stock.

35

Fabrus, Inc.

(A Development Stage Company)

Notes to Condensed Financial Statements

(unaudited)

License agreements, cont’d	The second equity payment is contingent upon the first bona fide financing exceeding $3,000,000 or more and the initiation of the first GLP toxicology study on the first licensed products. If both events occur, the Company will issue to BMR additional $150,000 of Preferred Stock in the Company. In the event that the Company does not close a financing of more than $3,000,000 within the twelve months of the first GLP toxicology study or if a change of control occurs after the study but prior to the first patient first dose Phase I clinical study, the Company will either pay BMR $150,000 in cash or issue $150,000 of Preferred Stock in the Company. As of March 31, 2014, the Company has not met the second contingency.

Lastly, the third equity payment is contingent upon the first bona fide financing exceeding $3,000,000 and after the first patient first dose in the first Phase I clinical study of the first licensed product. The Company will issue BMR $250,000 of Preferred Stock in the Company. In the event that the Company does not close a financing of more than $3,000,000 within twelve months of the first patient first dosage in Phase I or if a change of controls occurs after the Phase I clinical study, the Company will either pay BMR $250,000 in cash or issue $250,000 Preferred Stock in the Company. As of March 31, 2014, the Company has not met the last contingency.

Additionally, the Company may be required to make the several milestone payments up to $1,575,000 in total, contingent upon the following milestone events:

a.	$75,000, upon the first IND filing
b.	$250,000 upon the first patient, first dose in the first Phase 2 clinical study
c.	$500,000 upon initiation of the first Phase 3 clinical study
d.	$750,000 upon first NDA approval

As of March 31, 2014, the Company has not met any of the milestones mentioned in the agreement.

The agreement also requires royalty payments of low single digit percentages of net sales. The agreement terminates at the expiration of the longest lived patent rights. No royalties have been earned or paid under this agreement.

36

Fabrus, Inc.

(A Development Stage Company)

Notes to Condensed Financial Statements

(unaudited)

Credit risk

The Company maintains cash balances at various financial institutions. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation. At times these balances exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

7.	Collaboration and Research Service Agreements

In June 2013, the Company entered into a research service agreement with Calibr as a subcontractor for a project with the Juvenile Diabetes Research Foundation (JDRF). This project period is from June 1, 2013 through May 31, 2016 with the third year being optional as determined by JDRF. The total project budget for all three years totals to $283,651. The agreement covers labor, supplies, and materials needed to complete the work outlined in the agreement. The work plan details specific deliverables broken into six month intervals. Invoicing for the costs incurred in the prior quarter are to be submitted quarterly for payment based on the budget. As of March 31, 2014, the Company met the deliverables detailed in the first nine months. Accordingly, the Company recognized total research revenue in the amount of $31,277 for three months ended March 31, 2014 and $78,193 for the period from July 13, 2007 (Inception) through March 31, 2014, of which $31,277 remains outstanding as of March 31, 2014.

8.	Related Party Transactions

As of March 31, 2014 and December 31, 2013, the Company accrued for approximately $72,000 relating to consulting fees with the Company’s Founder and President. These fees were paid for in full during April 2014.

9.	Subsequent Events	In April and May 2014, the Company issued convertible promissory notes totaling $1,210,000 with similar terms described in Note 3. Upon the merger of the Company and Senesco on May 16, 2014, all of the outstanding promissory notes and accrued interest thereon were converted into common stock of Senesco.

On May 16, 2014 (the “Closing Date”), Senesco Technologies, Inc., a Delaware corporation (Senesco) acquired the Company pursuant to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of the Closing Date, by and among the Company, Senesco, Senesco Fab Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Senesco (“Merger Sub”).

37

Fabrus, Inc.

(A Development Stage Company)

Notes to Condensed Financial Statements

(unaudited)

9.	Subsequent Events, Cont’d	Pursuant to the terms of the Merger Agreement, at the effective time of the merger (the “Merger”), Merger Sub merged with and into Fabrus, with Fabrus surviving the merger as a wholly-owned subsidiary of Senesco. In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of Merger Sub was automatically converted into one share of common stock of the surviving company and each issued and outstanding share of common stock of Fabrus was cancelled and automatically converted into the right to receive a pro rata portion of the transaction consideration.

The aggregate amount to be paid by Senesco to stockholders of Fabrus in connection with the transactions contemplated by the Merger Agreement (the “transaction consideration”) consists of: (i) 6,905,201 shares (the “Shares”) of Senesco’s common stock, par value $0.01 per share (the “Common Stock”), (ii) warrants to purchase 1,630,030 shares of Common Stock with an exercise price of $3 per share and an expiration date of June 16, 2014 (the “Series FA Warrants”), (iii) warrants to purchase 53,368 shares of Common Stock with an exercise price of $4 per share and an expiration date of June 16, 2014 (the “Series FB Warrants”), (iv) warrants to purchase 1,800,033 shares of Common Stock with an exercise price of $4 per share and an expiration date of December 16, 2016 (the “Series FC Warrants”), (v) warrants to purchase 5,002 shares of Common Stock with an exercise price of $2 per share and an expiration date of September 30, 2016 (the “Series FD Warrants”) and (vi) warrants to purchase 90,048 shares of Common Stock with an exercise price of $2 per share and an expiration date of May 1, 2019 (the “Series FE Warrants”, and collectively with the Series FA Warrants, Series FB Warrants, Series FC Warrants and Series FD Warrants, the “Warrants”).

The Merger Agreement contains customary representations and warranties from Senesco and Fabrus, and also contains customary covenants of the parties.

Each Fabrus option outstanding immediately prior to the Merger, whether or not then vested or exercisable (the “Fabrus Options”), was, by virtue of the Merger, automatically accelerated and cancelled and the holders of such cancelled options will be issued, following the Effective Time, options to purchase Common Stock having substantially similar terms as those Fabrus options that were cancelled (the “Replacement Options”). The number of Replacement Options granted was determined by multiplying the number of outstanding Fabrus Options by an exchange ratio set forth in the Merger Agreement. The exercise price of the Replacement Options is $2.65, which was the closing price of Senesco’s common stock on the Closing Date.

38

Fabrus, Inc.

(A Development Stage Company)

Notes to Condensed Financial Statements

(unaudited)

9.	Subsequent Events, Cont’d	The transaction consideration was issued pursuant to an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The issuance of the securities described herein was a privately negotiated transaction with Fabrus and did not involve a general solicitation. The Shares, the Warrants and the certificates representing the shares of Common Stock issuable upon exercise of the Warrants will contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration statement that has become effective under the Securities Act or pursuant to an exemption from such registration.

39